Exhibit 99.1

McEwen Announces Planned Retirement of COO &

Promotions to Its Senior Leadership Team

TORONTO, August 24, 2026 - McEwen Inc. (NYSE/TSX: MUX) (“McEwen” or the “Company”) today announced the planned retirement of Chief Operating Officer William Shaver. Mr. Shaver has dedicated more than 55 years of his career to the mining industry, including the past 4 years at McEwen. In 1980, he co-founded Dynatec Corporation, which became one of the leading contracting and mine operating groups in North America. Bill’s relentless commitment has left its mark on both the industry and the people he has worked with and mentored. Mr. Shaver will continue to serve on the Board of Directors of McEwen Copper, which is 46.3% owned by McEwen.

“I have worked with Bill since the construction of the Red Lake Mine at Goldcorp and want to thank him for his service at McEwen. With our newest Stock Mine in Timmins nearing completion and El Gallo in Mexico starting construction, Bill and the Board thought it was the right time to promote the next generation of talent within the Company. The Board also thought it was very appropriate to name the new ramp at the Stock Mine, the William Shaver Ramp, in recognition of his contribution to the growth of the Company,” stated Rob McEwen, Chief Owner.

As a result of Mr. Shaver’s retirement, McEwen has made several promotions to its leadership team. The Company views current production, mine construction and permitting as the three keys to successfully reaching its goal of 250,000-300,000 GEOs by 2030. To that end, McEwen will be making three appointments to address these areas and our Vice-Chairman, Ian Ball, will be working closely with these gentlemen to propel McEwen forward.

Channa Kumarage – Promoted to Vice President, Operations

Mr. Kumarage will be responsible for overseeing the Company’s operating mines. He has held progressive leadership roles within McEwen, including Director of Technical Services, where he was instrumental in bringing the Froome mine at the Fox Complex in Timmins into production and developing the Stock Mine that is nearing completion. He brings over a decade of mining engineering and leadership experience across precious and base metals, with prior roles at Minto Metals Corp., Alamos Gold Inc., and Goldcorp Inc. Mr. Kumarage is a licensed Professional Engineer registered with Professional Engineers Ontario (PEO), a Qualified Person (QP) under NI 43-101, and holds a Bachelor of Applied Science in Mineral Engineering from the University of Toronto.

Kevin Bromfield – Promoted to Vice President, Development Projects

Mr. Bromfield will lead the teams responsible for the engineering and building of Grey Fox (Fox Complex, Timmins), Tartan Mine Project (Flin Flon, Manitoba) and Lookout Mountain/Windfall (Gold Bar Mine Complex, Nevada).

Mr. Bromfield brings a high level of technical expertise in the areas of mine construction, underground development, continuous improvement, alternative material handling systems, ore sorting, and shaft sinking. He holds a B.Sc. in Mining Engineering from Queen’s University and an Executive MBA from the Ivey School of Business.

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Zahir Jina – Promoted to Vice President, Permitting, Government Relations and Sustainability

Mr. Jina is an environmental management, engagement and permitting professional with more than 15 years of experience advancing Canadian and international mining projects through provincial, state and federal approval processes, from greenfield or brownfield development to closure.  At SLR Consulting, he was a lead author of the Environmental Effects Review for IAMGOLD's Côté Gold Project and worked with regulators on the amended approval conditions for what is now one of Canada's largest gold mines.  Prior to joining McEwen, he was Director, Environment at Wyloo, leading regulatory approval strategy and environmental management programs for critical minerals development in northern Ontario, with earlier roles at Treasury Metals, Teck Coal and Anglo American.  Mr. Jina is a certified Environmental Professional (EP), Project Management Professional (PMP) and Certified Engineering Technologist (C.E.T.).

ABOUT MCEWEN

McEwen shares trade on both the NYSE and TSX under the ticker MUX.

McEwen provides its shareholders with exposure to a growing base of gold and silver production in addition to a very large copper development project, all in the Americas. The gold and silver mines are in prolific mineral-rich regions of the world: the Cortez Trend in Nevada, USA, the Timmins district of Ontario and Flin Flon in Manitoba, Canada, and the Deseado Massif in Santa Cruz province, Argentina. McEwen is also reactivating its El Gallo gold and silver mine in Mexico.

The Company has a 46.3% interest in McEwen Copper, which owns the large, long-life, advanced-stage Los Azules copper development project in San Juan province, Argentina – a region that hosts some of the country’s largest copper deposits. Based on McEwen Copper’s last financing in October 2024, the implied value of McEwen’s ownership interest is US$456 million. Since then, the value of Los Azules has improved for three important reasons: 1) The copper price is 50% higher, 2) The Company has completed a robust Feasibility Study using a $4.35/lb copper price and 3) Los Azules received approval under Argentina’s Large Investment Regime (RIGI), which significantly improves the economics of the project. Los Azules is a shovel-ready project designed to be one of the world’s first regenerative copper mines and carbon neutral by 2038.

McEwen also owns a 1.25% NSR on Los Azules. Based on the 2025 Feasibility Study and using a recent copper spot price of $6.50/lb, McEwen’s royalty is projected to generate approximately $584 M from the initial case and $860 M from the potential Nuton extension, for a combined undiscounted pre-tax royalty cash flow of approximately $1.4 B.

McEwen also recently purchased 27.3% of Paragon Advanced Labs Inc., a newly listed public company that is deploying PhotonAssay™ units around the world, a technology that the Company believes is poised to become the new industry standard for assaying precious and base metals, with Paragon aiming to be one of the leading service providers.

Chairman and Chief Owner Rob McEwen has invested over US$290 million personally and takes a salary of $1 per year, aligning his interests with shareholders. He is a recipient of the Order of Canada, a member of the Canadian Mining Hall of Fame and a winner of the EY Entrepreneur of the Year (Energy) award. His objective is to build MUX’s profitability and share value, as he did while building Goldcorp Inc.

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CAUTION CONCERNING FORWARD-LOOKING STATEMENTS

This news release contains certain forward-looking statements and information, including "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The forward-looking statements and information expressed are as at the date of this news release and are McEwen Inc.'s (the "Company") estimates, forecasts, projections, expectations or beliefs as to future events and results. Forward-looking statements and information are necessarily based upon a number of estimates and assumptions that, while considered reasonable by management, are inherently subject to significant business, economic and competitive uncertainties, risks and contingencies, and there can be no assurance that such statements and information will prove to be accurate. Therefore, actual results and future events could differ materially from those anticipated in such statements and information. Risks and uncertainties that could cause results or future events to differ materially from current expectations expressed or implied by the forward-looking statements and information include, but are not limited to, fluctuations in the market price of precious metals, mining industry risks, political, economic, social and security risks associated with foreign operations, the ability of the Company to receive or receive in a timely manner permits or other approvals required in connection with operations, risks associated with the construction of mining operations and commencement of production and the projected costs thereof, risks related to litigation, the state of the capital markets, environmental risks and hazards, uncertainty as to calculation of mineral resources and reserves, foreign exchange volatility, foreign exchange controls, foreign currency risk, and other risks. Readers should not place undue reliance on forward-looking statements or information included herein, which speak only as of the date hereof. The Company undertakes no obligation to reissue or update forward-looking statements or information as a result of new information or events after the date hereof except as may be required by law. See McEwen Inc.'s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and other filings with the Securities and Exchange Commission, under the caption "Risk Factors", for additional information on risks, uncertainties and other factors relating to the forward-looking statements and information regarding the Company. All forward-looking statements and information made in this news release are qualified by this cautionary statement.

The NYSE and TSX have not reviewed and do not accept responsibility for the adequacy or accuracy of the contents of this news release, which has been prepared by the management of McEwen.

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